Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form F-4 of Knightsbridge Shipping Limited of our report dated November 15, 2014 relating to the financial statements of Golden Ocean Group Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
 November 17, 2014